UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 23, 2009

CHINA MEDIAEXPRESS HOLDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2805, Central Plaza, Wanchai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +852 2827 6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By means of a Current Report on Form 8-K dated October 23, 2009, China MediaExpress Holdings, Inc. (AMEX: TMI) (the “Company” or “CME”) reported the issuance of a press release reporting that the Company received a letter from NYSE Amex LLC (“AMEX”) indicating that as it had undergone a reverse merger for purposes of Section 341 of the AMEX Company Guide (which required the satisfaction of AMEX’s initial listing standards at the time of closing), and the post-reverse merger entity failed to satisfy one or more of such criteria, its securities were therefore subject to being delisted from AMEX.

On October 29, 2009, CME issued a press release updating the status of such delisting and reporting that it had received further communications from NYSE Amex LLC (“AMEX”) indicating that AMEX was considering the matters raised in such delisting determination letter and was likely to be rescinding that determination based on more recent stockholder information that CME had provided to the AMEX.

On October 30, 2009, CME issued a further press release, attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference in this Item 3.01, announcing the receipt of the letter from AMEX rescinding the previously issued delisting determination letter.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated October 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: October 30, 2009	By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Chief Executive Officer